UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2022

TransAct Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	0-21121	06-1456680
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One Hamden Center
2319 Whitney Ave, Suite 3B, Hamden, CT	06518
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (203) 859-6800

(Former Name or Former Address, if Changed Since Last Report): Not applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	TACT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2022, the Board of Directors (the “Board”) of TransAct Technologies Incorporated (the “Company”) appointed Mr. William J. DeFrances, Vice President, SEC & Financial Reporting, to serve as the Company’s Chief Accounting Officer and principal accounting officer. Mr. DeFrances will report to Mr. Steven A. DeMartino, the Company’s President, Chief Financial Officer, Treasurer and Secretary. Mr. DeMartino had been serving as principal accounting officer on an interim basis following the departure of the Company’s prior Chief Accounting Officer.

Mr. DeFrances, age 57, joined the Company on July 12, 2022. Mr. DeFrances previously served as Corporate Controller at Omega Engineering, Inc., an electronics and instrumentation company that was, during Mr. DeFrances’ tenure, a subsidiary of Spectris plc, a UK public company listed on the London Stock Exchange, from September 2020 to July 2022. From August 2019 to August 2020, Mr. DeFrances worked as an independent financial consultant.

Prior to this, Mr. DeFrances held various positions with United Technologies Corporation (now Raytheon Technologies) (“UTC”) and Sikorsky Aircraft (owned by Lockheed Martin Corporation), both NYSE-listed aerospace and defense companies. Mr. DeFrances previously served as an Associate Director of Military Finance for Pratt & Whitney, a subsidiary of UTC, from October 2018 to August 2019, and the Business Unit Controller, USG/Military and International Military for Sikorsky Aircraft from October 2015 to October 2018. Prior to this, Mr. DeFrances also served as the Assistant Controller, Financial Reporting for Sikorsky Aircraft from 2009 to 2013. In addition, Mr. DeFrances held various accounting and financial roles (VP Treasurer and VP Controller) from 2005 to 2009 at ATMI, Inc., a Nasdaq-listed advanced manufacturing company in the semiconductor industry.

Mr. DeFrances also served from November 1996 to December 2005 in various accounting and financial reporting positions at CUNO Incorporated, an industrial and machinery manufacturer, including most recently as Vice President, Controller and Assistant Secretary.

Mr. DeFrances started his career at PricewaterhouseCoopers as an audit senior manager from August 1987 to November 1996. Mr. DeFrances is a certified public accountant and holds a B.S. in business administration, with a concentration in accounting, from Bryant University and an M.B.A. from the University of Connecticut with a concentration in International Finance.

In connection with his appointment, on August 3, 2022, Mr. DeFrances received a grant of nonqualified options to purchase 10,000 shares of Company common stock, vesting 25% each year over four years, under the TransAct Technologies Incorporated 2014 Equity Incentive Plan, as Amended and Restated.

There are no arrangements or understandings between Mr. DeFrances and any other persons pursuant to which he was appointed as Chief Accounting Officer. There are no family relationships among any of the Company’s directors or executive officers and Mr. DeFrances. There are no transactions in which Mr. DeFrances has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACT TECHNOLOGIES INCORPORATED

By:	/s/ Steven A. DeMartino
Steven A. DeMartino
President, Chief Financial Officer, Treasurer and Secretary

Date: August 9, 2022